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                                                                     EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE
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

                                                                                   YEAR ENDED DECEMBER 31
                                                                               1999            1998           1997
                                                                          -------------    ------------   -----------
BASIC
Loss from continuing operations after income taxes                               (1,030)        (17,720)      (31,299)
Income from discontinued operations                                                 634           3,643         4,310
Gain from sale of discontinued operations                                        89,879              --            --
Estimated loss on disposal                                                       (1,333)         (6,400)           --
Loss from extraordinary item                                                         --          (2,308)           --
                                                                          -------------    ------------   -----------
Net income (loss)                                                                88,150         (22,785)      (26,989)
                                                                          =============    ============   ===========
   Shares:
       Weighted average number of
            common shares outstanding                                         9,144,931       9,170,102     9,113,595
                                                                          =============    ============   ===========

Basic earnings per common share:
Loss from continuing operations after income taxes                               ($0.11)         ($1.93)       ($3.43)
Income from discontinued operations                                               $0.07           $0.40         $0.47
Gain from sale of discontinued operations                                         $9.83              --            --
Estimated loss on disposal                                                       ($0.15)         ($0.70)           --
Loss from extraordinary item                                                      $0.00          ($0.25)           --
                                                                          -------------    ------------   -----------
Net income (loss)                                                                 $9.64          ($2.48)       ($2.96)
                                                                          =============    ============   ===========

DILUTED
Loss from continuing operations after income taxes                               (1,030)        (17,720)      (31,299)
Income from discontinued operations                                                 634           3,643         4,310
Gain from sale of discontinued operations                                        89,879              --            --
Estimated loss on disposal                                                       (1,333)         (6,400)           --
Loss from extraordinary item                                                         --          (2,308)           --
                                                                          -------------    ------------   -----------
Net income (loss)                                                                88,150         (22,785)      (26,989)
                                                                          =============    ============   ===========

   Shares:
       Weighted average number of
            common shares outstanding                                         9,144,931       9,170,102     9,113,595
                                                                          =============    ============   ============

Diluted earnings per common share:
Loss from continuing operations after income taxes                               ($0.11)         ($1.93)       ($3.43)
Income from discontinued operations                                               $0.07           $0.40         $0.47
Gain from sale of discontinued operations                                         $9.83              --            --
Estimated loss on disposal                                                       ($0.15)         ($0.70)           --
Loss from extraordinary item                                                      $0.00          ($0.25)           --
                                                                          -------------    ------------   ------------
Net income (loss)                                                                 $9.64          ($2.48)      ($2.96)
                                                                          =============    ============   ============


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